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                           NEWCASTLE INVESTMENT CORP.

        Common Stock, Warrants to Purchase Common Stock, Preferred Stock
                              and Depositary Shares

                             UNDERWRITING AGREEMENT

                                                                    May 19, 2004

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

         Newcastle Investment Corp., a corporation organized and existing under the laws of Maryland (the "Company"), proposes to issue and sell shares of Common Stock, $.01 par value per share (the "Common Stock"), or warrants to purchase a number of shares of Common Stock (the "Common Stock Warrants"), or both, or shares of Preferred Stock, $.01 par value per share (the "Preferred Shares"), from time to time, in one or more offerings on terms to be determined at the time of sale. The Preferred Shares may be offered in the form of depositary shares (the "Depositary Shares") represented by depositary receipts (the "Depositary Receipts"). The Common Stock Warrants will be issued pursuant to a Common Stock Warrant Agreement (the "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent"). Each series of Preferred Shares may vary as to the specific number of shares, title, stated value, liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the applicable articles supplementary (each, the "Articles Supplementary") relating to such Preferred Shares. As used herein, "Securities" shall mean the Common Stock, the Common Stock Warrants, the Preferred Shares, the Depositary Shares and the Depositary Receipts; and "Warrant Securities" shall mean the Common Stock issuable upon exercise of Common Stock Warrants. As used herein, "you" and "your," unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

         Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of the

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Underwritten Securities or as a member of an underwriting syndicate and any
Underwriter substituted pursuant to Section 9 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities of each class or series to be initially issued, including the number of Common Stock Warrants, if any (the "Initial Underwritten Securities"), whether the Initial Underwritten Securities shall be in the form of Depositary Shares and the fractional amount of Preferred Shares represented by each Depositary Share, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 9 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, any initial public offering price, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings (in the case of Preferred Shares and Depositary Shares only), designations, liquidation preferences, conversion provisions, redemption provisions and sinking fund requirements and the terms of the Warrant Securities and the terms, prices and dates upon which such Warrant Securities may be purchased). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written communication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-109597) for the registration of up to $750,000,000 of the Securities and Warrant Securities and debt securities of the Company, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof, in each case as supplemented by a prospectus supplement relating to the offering of Underwritten Securities (the "Prospectus Supplement"), including in each case all documents incorporated therein by reference as of the date of the Prospectus Supplement and as of the applicable Closing Time (as hereinafter defined), and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and

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schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and Warrant Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-109597) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Company and Fortress Investment Group LLC, a limited liability company organized and existing under the laws of Delaware and the manager of the Company (the "Manager"), each confirms as follows its agreements with you.

         1.       Representations and Warranties.

         (a) Representations and Warranties of the Company. The Company represents and warrants to you, as of the date hereof, and to you and each Underwriter named in the applicable Terms Agreement, as of the date thereof, the Closing Time (as hereinafter defined) and each Date of Delivery, if any (as hereinafter defined) (in each case, a "Representation Date"), as follows:

                  (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and 1933 Act Regulations; the Registration Statement, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, did not, and at each time thereafter on which any amendment to the Registration Statement becomes effective or the Company files an Annual Report on Form 10-K with the Commission and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the

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circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus.

                  (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or during the period specified in Section 3(a)(vi), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Ernst & Young LLP, the accountants who have certified the financial statements included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement), except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and since the date of the latest balance sheet presented or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in or incorporated by reference in the Registration Statement and the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement).

                  (v) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and, if applicable, the deposit of the Preferred Shares in accordance with the provisions of a Deposit Agreement (each, a "Deposit Agreement"), among the Company, the financial institution named in the Deposit Agreement (the "Depositary") and the holders of the Depositary Receipts issued thereunder, have, as of each Representation Date, been duly authorized by the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the applicable Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; the Preferred Shares, if applicable, conform to the provisions of the Articles Supplementary; and the Underwritten Securities being sold pursuant to the

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applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.

                  (vi) If applicable, the Common Stock Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued; the issuance of the Warrant Securities upon exercise of the Common Stock Warrants will not be subject to preemptive or other similar rights; and the Common Stock Warrants conform in all material respects to all statements relating thereto contained in the Prospectus.

                  (vii) If applicable, the shares of Common Stock issuable upon conversion of any of the Preferred Shares or the Depositary Shares, or the Warrant Securities, will have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action and such shares, when issued upon such conversion or exercise, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion or exercise will not be subject to preemptive or other similar rights; the shares of Common Stock issuable upon conversion of any of the Preferred Shares or the Depositary Shares, or the Warrant Securities, conform in all material respects to the descriptions thereof in the Prospectus.

                  (viii) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and each constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Agreement, if any, and the Deposit Agreement, if any, each conforms in all material respects to all statements relating thereto contained in the Prospectus.

                  (ix) If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (x) The amended and restated management and advisory agreement (the "Management Agreement"), dated as of June 23, 2003, between the Company and the Manager has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

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                  (xi)     The execution, delivery, and performance of this
Agreement, the applicable Terms Agreement, any Warrant Agreement or any Deposit Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries taken as a whole or (ii) violate or conflict with any provision of the charter, by-laws, limited liability company agreement or partnership agreement, as the case may be, of the Company or any of the subsidiaries listed on Schedule I hereto (the "Subsidiaries") or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. The Company has no other significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not set forth on Schedule I. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the applicable Terms Agreement, any Warrant Agreement or any Deposit Agreement, or the consummation of the transactions contemplated hereby or thereby, by the Registration Statement and by the Prospectus, including the issuance, sale and delivery of the Underwritten Securities to be issued, sold and delivered by the Company pursuant to the applicable Terms Agreement, any Warrant Agreement or any Deposit Agreement, except the registration under the 1933 Act of the Underwritten Securities and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by you.

                  (xii) The authorized, issued and outstanding stock of the Company is as set forth in the Prospectus under "Capitalization" or in the latest balance sheet incorporated by reference therein (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to in the Prospectus or otherwise referred to in the Prospectus), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Underwritten Securities from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

                  (xiii) The Company and each of the Company's subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited liability company or real estate

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investment trust in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (collectively, "Governmental Licenses"), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to possess any such Governmental Licenses would not in the aggregate have a Material Adverse Effect; and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                  (xiv) Except as described in the Registration Statement or the Prospectus, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party, or any property of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

                  (xv) Neither the Company nor any of its affiliates have taken nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Underwritten Securities.

                  (xvi) The financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and condition and results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

                  (xvii) The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial statements and include all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related

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pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

                  (xviii) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, 1934 Act, and the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed or incorporated by reference in the Registration Statement and the Prospectus.

                  (xix) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xx) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Underwritten Securities contemplated in the applicable Terms Agreement.

                  (xxi) The Company is not, and upon consummation of the transactions contemplated in this Agreement, the applicable Terms Agreement and in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (xxii) (A) The Company and its subsidiaries have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or any subsidiary, and good title to all other properties owned by them (collectively, the "Properties"), and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as hereinafter defined); (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company or its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including,

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without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the Properties and the assets of each of the Company and its subsidiaries insurance policies covering the risks and in amounts that are commercially reasonable for the Properties and the types of assets owned by the Company and its subsidiaries and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and neither the Company nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened, litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds the Properties, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries of the continued possession of the leased or subleased premises under any such lease or sublease. "Permitted Encumbrance" shall mean (a) liens on Properties securing any of the Company or any subsidiaries obligations, (b) other liens which are expressly described in the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Prospectus.

                  (xxiii) Except as disclosed in the Registration Statement and Prospectus or as would not have a Material Adverse Effect: (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as hereinafter defined) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (B) neither the Company nor any of its subsidiaries has during the period of its ownership caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Company or any of its subsidiaries adjacent to, any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, or give rise to the imposition of any Lien (as hereinafter defined) under any Environmental Law; (C) neither the Company nor any of its subsidiaries is engaged in any manufacturing at the Properties that
(1) requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental
Laws) or (2) requires permits or is otherwise regulated pursuant to any Environmental Law; (D) neither the Company nor any of its subsidiaries has received any notice of a claim under or pursuant to any

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Environmental Law applicable to a Property or under common law pertaining to
Hazardous Substances on or originating from any Property; (E) neither the Company nor any of its subsidiaries has received any notice from any Governmental Authority (as hereinafter defined) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property is included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company or any of its subsidiaries received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and (G) there are no underground storage tanks located on or in any Property which have not been disclosed to the Underwriters.

                  As used herein, the term "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C.
Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                  (xxiv) The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owning to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' federal, state, or other taxes is pending or, to the best of the Company's knowledge, threatened which could reasonably be expected in the aggregate to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, other than tax liens for taxes not yet due.

                  (xxv) There are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xxvi) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be,
(ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) above any violation or default that would not have a Material Adverse Effect.

                  (xxvii) The Company and each of its subsidiaries own or possess adequate right to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus, except where the failure to own or possess such right would not in the aggregate have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others which claim, if the subject of an unfavorable decision, ruling or judgment, could in the aggregate reasonably be expected to result in a Material Adverse Effect.

                  (xxviii) No labor disturbance by the employees of the Company, the Manager or any of their respective subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect.

                  (xxix) The Company does not have, and does not anticipate incurring any liabilities under, the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

                  (xxx) The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

                  (xxxi) Commencing with its taxable year ended December 31, 2002, the Company has been, and upon the sale of the Underwritten Securities pursuant to the applicable Terms Agreement, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

                  (xxxii) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

                  (xxxiii) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act); the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

                  (xxxiv) Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (xxxv) Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (xxxvi) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         (b) Representations and Warranties of the Manager. The Manager represents and warrants to you, as of the date hereof, and to you and each Underwriter named in the applicable Terms Agreement, as of each Representation Date as follows:

                  (i) The information concerning the Manager and its affiliates (other than the Company and its subsidiaries) included or incorporated by reference in the Registration Statement and Prospectus is true and correct in all material respects.

                  (ii) The Manager has been duly organized and is validly existing as a limited liability company and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. The Manager has all requisite power and authority, and all necessary Governmental Licenses, to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such Governmental Licenses will not in the aggregate have a Material Adverse Effect, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed or incorporated by reference in the Registration Statement and the Prospectus.

                  (iii) This Agreement, the related Terms Agreement and the Management Agreement have each been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

                  (iv) The Manager is not (i) in violation of its charter or limited liability company agreement or (ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Manager or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their properties or assets, except in the case of (ii) above any default or event that would not have a Material Adverse Effect.

                  (v) Except as described in the Registration Statement and Prospectus, there is no legal or governmental proceeding to which the Manager or any of its subsidiaries is a party, or of which any property of the Manager or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the best of the Manager's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

                  (vi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder which have not been made or the failure of which to have been made in the aggregate would not have a Material Adverse Effect.

                  (vii) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or the rules and regulations thereunder, from acting under the Management Agreement as contemplated by the Registration Statement and Prospectus.

                  (viii) With respect to each taxable year ended December 31, 1998, 1999, 2000, 2001 and 2002, Newcastle Investment Holdings Corp. ("NIH"), a corporation organized and existing under the laws of the State of Maryland, has operated, and currently intends to operate, in conformity with the requirements for qualification and taxation as a REIT under the Code. NIH qualified as a REIT for its taxable years ended December 31, 1998, 1999, 2000, 2001 and 2002.

         2.       Purchase, Sale and Delivery of the Shares.

         (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities less the amount of any distribution payable with respect to an Initial Underwritten Security but not payable with respect to an Option Security. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial

Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than three full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Initial Underwritten Securities.

         (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the 1934 Act) (unless postponed in accordance with the provisions of Section 9) specified in the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Sidley Austin Brown & Wood LLP, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made by wire transfer in Federal (same day) funds to the Company upon delivery of certificates for the Underwritten Securities to you, through the facilities of the Depository Trust Company, if applicable, for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them against receipt therefor signed by you. The Underwritten Securities or, if applicable, the Depositary Receipts evidencing the Depositary Shares, shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or Date of Delivery, as the case may be.

         (d) If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         You shall submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

         The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

         3.       Covenants.

         (a) Covenants of the Company. The Company covenants and agrees with you and each Underwriter participating in the offering of Underwritten Securities as follows:

                  (i) If the Company does not elect to rely on Rule 434 under the 1933 Act Regulations, immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, immediately following the execution of the applicable Terms Agreement, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act

Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as you shall reasonably request, and promptly file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations.

                  (ii) The Company will notify you immediately, and if written notice is requested by you, confirm such notice in writing as soon as reasonably practicable, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (iii) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise (including any revised prospectus which the Company proposes for use by the Underwriters in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

                  (iv) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

                  (v) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

                  (vi) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                  (vii) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities, the Warrant Securities, if any, and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate. In each jurisdiction in which the Underwritten Securities, the Warrant Securities, if any, and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities and the Warrant Securities, if any; provided, however, that the Company shall not be obligated to (A) qualify as a foreign entity in any jurisdiction where it is not so qualified, (B) file any general consent to service of process, or (C) take any action that would subject it to income taxation in any such jurisdiction..

                  (viii) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

                  (ix) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

                  (x) During the period of 45 days from the date of the Prospectus Supplement, the Company will not, directly or indirectly, without your prior written consent, (a) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the 1934 Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, other than the Company's sale of Underwritten Securities pursuant to the applicable Terms Agreement and the Company's issuance of Common Stock (i) upon the exercise of presently outstanding options; (ii) in connection with acquisitions by the Company or a subsidiary, and (iii) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof or (b) file a registration statement under the 1933 Act registering shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest in shares of Common Stock, except for a registration statement on Form S-8 with respect to shares of Common Stock issuable under the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, as amended from time to time.

                  (xi) If the Preferred Shares or Depositary Shares are convertible into shares of Common Stock or if Common Stock Warrants are issued, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock or Preferred Shares, as the case may be, for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the Preferred Shares or the Depositary Shares, as the case may be, or upon exercise of the Common Stock Warrants.

                  (xii) If the Underwritten Securities are Common Stock, Preferred Shares or Depositary Shares, the Company will use its best efforts to list such shares of Common Stock, Preferred Shares or Depositary Shares, as the case may be, on the New York Stock Exchange or such other national securities exchange on which the Company's shares of Common Stock are then listed. If the Preferred Shares or Depositary Shares are convertible into shares of Common Stock, the Company will use its best efforts to list the shares of Common Stock issuable upon conversion of the Preferred Shares or Depositary Shares on the New York Stock Exchange or such other national securities exchange on which the Company's shares of Common Stock are then listed.

                  (xiii) The Company will apply the net proceeds from the sale of the Underwritten Securities as set forth under "Use of Proceeds" in the Prospectus.

                  (xiv) If applicable, the Company will use its best efforts to list, subject to notice of issuance, the Underwritten Securities on the NYSE.

                  (xv) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company's shareholders to remain so qualified.

         (b) Covenant of the Manager. The Manager covenants and agrees with you and each Underwriter participating in the offering of Underwritten Securities, and with the Company that, during any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of Underwritten Securities, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of each such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare an amendment or supplement to the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         4.       Payment of Expenses.

         (a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the reproduction and filing of this Agreement, the applicable Terms Agreement and, if applicable, a Deposit Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities and the Warrant Securities, if any, to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Underwritten Securities, the Warrant Securities and the Common Shares issuable upon conversion of Preferred Shares or the Depositary Shares, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(a)(vii), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable), (vi) the reproduction and delivery to the Underwriters of copies of any Blue Sky Survey (if applicable), (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (viii) the providing and delivery to the Underwriters of copies of the applicable Warrant Agreement, if any, (ix) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (x) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities, or the Common Shares issuable on conversion of the Preferred Shares or the Depositary Shares, if any, on any national securities exchange, (xi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (if applicable) and (xii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Underwritten Securities (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters). The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section 4 and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Underwritten Securities by them, and any advertising expenses connected with any offers they may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 8(a)(i), the first clause of Section 8(a)(iii) or Section 8(a)(vi) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection herewith.

         5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement, shall be subject to the accuracy of the representations and warranties of the Company and the Manager herein contained as of the date hereof and as of the Closing Time, to the absence from any certificates, opinions, written statements or letters furnished to you or to Sidley Austin Brown & Wood LLP ("Underwriters' Counsel") pursuant to this
Section 5 of any misstatement or omission to the performance by the Company and the Manager of their respective obligations hereunder, and to each of the following additional terms and conditions:

         (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) if Preferred Shares or Depositary Shares are being offered, the rating assigned by any nationally recognized statistical rating organization to any preferred stock of the Company, including such Preferred Shares or Depositary Shares, as the case may be, as of the date of the applicable Terms Agreement shall not have been lowered or withdrawn since the date of the applicable Terms Agreement nor shall any such rating organization have publicly announced that it has placed any such preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading, (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading and (iv) the Underwritten Securities or the Common Stock issuable upon conversion thereof, as applicable in accordance with Section 3(a)(xii) hereof, shall be approved for listing on or before the 30th day after Closing Time in accordance with such Section 3(a)(xii).

         (b) At the Closing Time you shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Manager, dated the Closing Time and based upon certificates containing certain factual representations and covenants of the Company, addressed to the Underwriters substantially in the form attached hereto as Annex I.

         (c) At the Closing Time you shall have received the written opinion of Piper Rudnick LLP, special Maryland counsel to the Company, dated the Closing Time, addressed to the Underwriters substantially in the form attached hereto as Annex II.

         (d) All proceedings taken in connection with the sale of the Underwritten Securities as contemplated by this Agreement and the applicable Terms Agreement shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Time, with respect to the issuance and sale of the Underwritten Securities, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Underwriters' Counsel may rely upon the opinion of Piper Rudnick LLP as to matters of Maryland law.

         (e) At the Closing Time you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Time to the effect that (i) the condition set forth in subsection
(a) of this Section 5 has been satisfied, (ii) as of the date hereof and as of the Closing Time, the representations and warranties of the Company set forth in
Section 1(a) hereof are accurate, (iii) as of the Closing Time, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding any documents incorporated by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement), the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Registration Statement and the Prospectus.

         (f) At the Closing Time you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Manager, dated the Closing Time to the effect that (i) as of the date hereof and as of the Closing Time, the representations and warranties of the Manager set forth in
Section 1(b) hereof are accurate, (ii) as of the Closing Time, the obligations of the Manager to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the date of the Registration Statement and Prospectus (excluding any documents incorporated by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement), there has not been any material adverse change in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Manager and its subsidiaries taken as a whole that could reasonably be expected in the aggregate to have a Material Adverse Effect.

         (g) At the time this Agreement and the applicable Terms Agreement are executed, you shall have received a letter agreement from the Manager, Fortress Principal Investment Holdings LLC ("FPIH"), Fortress Principal Investment Holdings II LLC ("FPIH II") and Fortress Investment Holdings LLC ("FIH"), and each director, officer or related party of the Company and the Manager designated by you and listed on Schedule II hereto, substantially in the forms attached hereto as Annex III and Annex IV, respectively.

         (h) At the time that the applicable Terms Agreement is executed and at the Closing Time, you shall have received a comfort letter from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of the applicable Terms Agreement and as of the Closing Time, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

         (i) The Company shall have complied with the provisions of Section 3(a)(iii) hereof with respect to the furnishing of prospectuses.

         (j) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

         (l) In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, you shall have received:

                  (i) A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Company, confirming that the certificate delivered at Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Manager, in form and substance satisfactory to Underwriters' Counsel, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Sections 5(b) hereof.

                  (iii) The favorable opinion of Piper Rudnick LLP, special Maryland counsel to the Company, in form and substance satisfactory to Underwriters' Counsel, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) The favorable opinion of Underwriters' Counsel, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Sections 5(d) hereof.

                  (v) A letter from Ernst & Young LLP, independent public accountants for the Company, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 5(h) hereof.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to Closing Time, which notice shall be confirmed in writing by the Underwriters as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 10 shall survive any such termination and remain in full force and effect.

         6.       Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver the Prospectus (as then amended or supplemented, provided to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Time) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Underwritten Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities pursuant to the applicable Terms Agreement underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement.

         8.       Termination of Agreement.

         (a) Termination; General. This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by you upon the giving of 30 days' written notice of such termination to the other party hereto. The Underwriters may also terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, the NASD or any other governmental authority having jurisdiction, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities, or (vi) Preferred Shares or Depositary Shares are being offered and the rating assigned by any nationally recognized statistical rating organization to any preferred stock of the Company, including such Preferred Shares or Depositary Shares, as the case may be, as of the date of the applicable Terms Agreement shall have been lowered or withdrawn since such date or if any such rating organization shall have publicly announced that it has placed any such preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading.

         (b)      Liabilities. If this Agreement is terminated pursuant to this
Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 10 shall survive such termination and remain in full force and effect.

         9.       Default by an Underwriter.

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase the Underwritten Securities pursuant to the applicable Terms Agreement, and if the Underwritten Securities with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Underwritten Securities, the Underwritten Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of the Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement bear to the aggregate number of Underwritten Securities set forth opposite the names of the non-defaulting Underwriters.

         (b) In the event that such default relates to more than 10% of the Underwritten Securities, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Underwritten Securities, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Underwritten Securities to which such default relates as provided in this
Section 9, this Agreement or, in the case of a default with respect to Option Securities, the obligations of the Underwriters to purchase and of the Company to sell the Option Securities shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 4, 6(a) and 7 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

         (c) In the event that the Underwritten Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Time, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of

Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement and the applicable Terms Agreement with respect to such Underwritten Securities.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Manager contained in this Agreement, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Manager, any of their respective officers, directors, partners or members or any controlling person thereof, and shall survive delivery of and payment for the Underwritten Securities to and by the Underwriters. The representations contained in Section 1 and the agreements contained in this Section 10 and Sections 4, 6 and 7 hereof shall survive the termination of this Agreement and the applicable Terms Agreement, including termination pursuant to Section 5 or 9 hereof.

         11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

         (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Equity Capital Markets, with a copy to Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: J. Gerard Cummins;

         (b) if sent to the Company or the Manager, shall be mailed, delivered, or faxed and confirmed in writing c/o Fortress Investment Group, 1251 Avenue of the Americas, New York, New York 10020, Attention: Randal A. Nardone, Secretary, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036-6522, Attention: David J. Goldschmidt;

provided, however, that any notice to an Underwriter pursuant to Section 6 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         12. Parties. This Agreement and the applicable Terms Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Manager and the controlling persons, directors, officers, employees and agents referred to in Section 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Underwritten Securities from any of the Underwriters.

         13. Governing Law. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         14. Counterparts. This Agreement and the applicable Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement and the applicable Terms Agreement.

         16. Time is of the Essence. Time shall be of the essence of this Agreement and the applicable Terms Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                            [signature page follows]

         If the foregoing correctly sets forth the understanding between you, on the one hand, and the Company and the Manager, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                         Very truly yours,

                                         NEWCASTLE INVESTMENT CORP.

                                         By: /s/ Wesley R. Edens
                                             ___________________________________
                                             Name:  Wesley R. Edens
                                             Title: Chief Executive Officer

                                         FORTRESS INVESTMENT GROUP LLC,
                                           solely with respect to Sections 1(b),
                                           3(b), 5(f) and (g), 10 and 12

                                         By: /s/ Randal A. Nardone
                                             ___________________________________
                                             Name:  Randal A. Nardone
                                             Title: Chief Operating Officer

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

/s/ Stephen Parish
______________________________________
Name: Stephen Parish
Title: Senior Managing Director

                                                                       Exhibit A

                           NEWCASTLE INVESTMENT CORP.

                              [Title of Securities]

                                 TERMS AGREEMENT

                                               Dated: [ ]

To:      Newcastle Investment Corp.
         1251 Avenue of the Americas
         New York,  New York 10020

Attention:  [ ]

Ladies and Gentlemen:

We understand that Newcastle Investment Corp., a corporation organized and existing under the laws of Maryland (the "Company"), proposes to issue and sell [ ], set forth below (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities and Option Securities, if any, (as such terms are defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, at the purchase price set forth below.

                                             NUMBER
                                          OF SHARES OF
                                     INITIAL UNDERWRITTEN
UNDERWRITER                                SECURITIES
-----------                                ----------
                                    -----------------------
Total........................
                                    =======================

The Underwritten Securities shall have the following terms:

Title of Securities:
Number of Shares:
[If applicable, fractional amount of Preferred Shares represented by each Depositary Share:]
[Current Ratings:]
[Dividend Rate:  [       % per annum], Payable:]
[Stated Value:]
[Liquidation Preference:]
[Ranking:]
Public offering price per share: $
[, plus accumulated dividends, if any, from        ,20   .]
Purchase price per share: $
[, plus accumulated dividends, if any, from        ,20   .]
[Conversion provisions:]
[Redemption provisions:]
[Sinking fund requirements:]
Purchase price per share:
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts:  [authorized]  [not authorized]
         [Date of Delivery:
          Minimum Contract:
          Maximum number of Shares:
          Fee:                           ]
Additional co-managers, if any:
Terms of Lock-up:
Other terms:

Closing date and location:

                              Common Stock Warrants

Number of Common Stock Warrants to be issued:
Warrant Agent:
Issuable jointly with Common Stock: [Yes] [No]
         [Number of Common Stock Warrants issued with each share of Common
         Stock:]
         [Detachable data:]

Date from which Common Stock Warrants are exercisable:
Date on which Common Stock Warrants expire:
Exercise price(s) of Common Stock Warrants:
Initial public offering price: $

Purchase price: $
Title of Warrant Securities:

         Principal amount purchasable upon exercise of one Common Stock Warrant:
         Interest rate:              Payable:
         Date of maturity:
         Redemption provisions:
         Sinking fund requirements:

[Delayed Delivery Contracts:  [authorized]  [not authorized]
         [Date of delivery:
         Minimum contract:
         Maximum aggregate principal amount:
         Fee:      %]
Other terms:
[Closing date and location:]

All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than 7:00 P.M. (New York City time) on [o] by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                     Very truly yours,

                                     BEAR, STEARNS & CO. INC.

                                     ___________________________________________
                                     Name:
                                     Title:

Accepted:

NEWCASTLE INVESTMENT CORP.

By:____________________________
   Name:
   Title:

FORTRESS INVESTMENT GROUP LLC

By:____________________________
   Name:
   Title:

                                                                       Exhibit B

                           NEWCASTLE INVESTMENT CORP.

                              [Title of Securities]

                            DELAYED DELIVERY CONTRACT

                                                                          , 20__

Newcastle Investment Corp.
1251 Avenue of the Americas
New York,  New York 10020

Attention:    [ ]

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Newcastle Investment Corp. (the "Company"), and the Company agrees to sell to the undersigned on ____________, 20__ (the "Delivery Date"), _______________ of the Company's [insert title of security] (the "Securities"), offered by the Company's Prospectus dated ____________, ____, as supplemented by its Prospectus Supplement dated
____________, 20__, receipt of which is hereby acknowledged at a purchase price of $______ [and, $__________ per Warrant, respectively] to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of ____________, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ____________, 20__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated ____________, 20__, between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of ________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

This Agreement shall be governed by the laws of the State of New York.

                                            Yours very truly,

                                            ____________________________________
                                                     (Name of Purchaser)

                                            By:_________________________________
                                                     (Title)

                                            ____________________________________

                                            ____________________________________
                                                     (Address)

Accepted as of the date
first above written.

NEWCASTLE INVESTMENT CORP.

By:________________________________
             (Title)

                  PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:
(Please print.)

                                        Telephone No.
                                         (including
Name                                      Area Code)
----                                      ----------

                                   SCHEDULE I

                                  Subsidiaries

Fortress Realty Holdings Inc.
Commercial Asset Holdings LLC
Fortress CBO Investments I Corp.
Fortress CBO Holdings I Inc.
Newcastle CDO I Corp.
Fortress CBO Investments I, Ltd.
Newcastle CDO I, Ltd.
Fortress Asset Trust
LIV Holdings LLC
Monterrey Belgium S.A.
Monterrey B.V.
Karl S.A.
Steinhage B.V.
Beta Invest s.p.r.l.
Alfa Invest s.p.r.l.
Seminole s.p.r.l.
Melodicum s.p.r.l.
Polytrophus s.p.r.l.
Centrum Invest s.p.r.l.
Trealen s.p.r.l.
Fortress Finance (Belgium) s.p.r.l.
NIC Holdings I LLC
Newcastle CDO Holdings LLC
Impac Commercial Holdings, Inc.
Impac Commercial Assets Corporation
Impac Commercial Capital Corporation
Newcastle CDO II Holdings LLC
Newcastle CDO II, Ltd.
Newcastle CDO II Corp.
NIC TRS Holdings, Inc.
Newcastle CDO III Holdings LLC
Newcastle CDO III, Ltd.
Newcastle CDO III Corp.
NIC GCMRepo LLC
NIC DBRepo LLC
NIC NK LLC
DBNC Peach Holdings LLC
DBNC Peach LLC
DBNC Peach I Trust
NIC CR LLC
NIC GS LLC
Newcastle CDO IV, Ltd.

Newcastle CDO IV Corp.
Newcastle CDO IV Holdings LLC
NC Circle Holdings LLC
NC Circle Holdings II LLC
DBNCH Circle LLC
DBNCF Circle LLC

                                   SCHEDULE II

                Executive Officers, Directors and Related Persons

Wesley R. Edens

David J. Grain

Stuart A. McFarland

David K. McKown

Peter M. Miller

Kenneth M. Riis

Jonathan Ashley

Debra A. Hess

Erik P. Nygaard

Randal A. Nardone

Peter L. Briger, Jr.

Robert I. Kauffman

Michael E. Novogratz

Daniel Bass

                                     ANNEX I

       Form of Opinion of Counsel to be delivered pursuant to Section 5(b)

         1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

         2. The Company has the status in the jurisdictions set forth in Schedule ___ hereto opposite the jurisdiction set forth therein as of the date listed on such Schedule ___.

         3. The Subsidiaries listed on Schedule ____ hereto have the status set forth in Schedule ___ hereto opposite the jurisdiction set forth therein as of the respective dates set forth on Schedule ___.

         4. The Manager has been duly formed under the laws of the State of Delaware and is in good standing and is duly authorized to transact business under the laws of the State of Delaware.

         5. The Manager has the power and authority to execute and deliver the Underwriting Agreement and the related Terms Agreement (together, the "Underwriting Agreement") and to consummate the transactions to be consummated by such party contemplated pursuant to the Underwriting Agreement.

         6. The Underwriting Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and the Underwriting Agreement has been duly authorized, executed and delivered by the Manager.

         7. The execution and delivery by the Company of the Underwriting Agreement, and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares, will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement or the issuance and sale of the Shares will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

         8. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

         9. To our knowledge, there are no legal or governmental proceedings pending or threatened in writing to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed, and, to our knowledge, there are no contracts to which the Company or any of its subsidiaries is a party that are required to be filed as an exhibit to the Registration Statement pursuant to Item 601 of Regulation S-K of the Rules and Regulations which have not been filed as required.

         10. The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the New York Stock Exchange, Inc.

         11. The issuance and sale of the Securities by the Company are not subject to any preemptive rights or any similar rights arising under any Applicable Contract.

         12. The statements in the Prospectus under the caption "Underwriting," insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

         13. The statements set forth in the Prospectus under the caption "ERISA Considerations" insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects.

         14. Although the discussion set forth in the Registration Statement under the caption "Federal Income Tax Considerations" does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Common Stock of the Company, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the Company's Common Stock, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of the Company's Common Stock by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Tax Considerations" as applied to any particular holder.

         15. The Company is not, and solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Prospectus will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         16. Commencing with the Company's initial taxable year that ended December 31, 2002, the Company was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

         17. The Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that in each case we do not express any opinion as to the financial statements and schedules and other financial data included therein or excluded therefrom, or the exhibits thereto, and, except to the extent expressly stated in paragraphs 14, 15 and 16, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

         For purposes of these opinions, "Applicable Contracts" means those agreements or instruments identified in Schedule I hereto. "Applicable Laws" means the rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), without our having made any special investigation as to the applicability of any specific law, rule or regulation. "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties. "Applicable Orders" means those judgments, orders or decrees identified on Schedule hereto.

         In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Manager, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

                                    ANNEX II

       Form of Opinion of Counsel to be delivered pursuant to Section 5(c)

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department and Assessments and Taxation of the State of Maryland.

         2. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" and "Description of Capital Stock."

         3. All of the Company's issued and outstanding shares of common stock have been duly and validly authorized and issued, are fully paid and non-assessable and are not now in violation of or subject to any preemptive or similar rights arising under Maryland law, the Charter or the Bylaws.

         4. The Shares have been duly authorized and, when issued in accordance with the Underwriting Agreement and upon payment therefor in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive right arising under Maryland law, the Charter or the Bylaws.

         5. The Shares conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

         6. The Company has the corporate power (i) to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and (ii) to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder.

         7. The Underwriting Agreement and the related Terms Agreement (together, the "Underwriting Agreement") has been duly authorized, executed and, so far as is known to us, delivered by the Company.

         8. The Management Agreement has been duly authorized, executed and, so far as is known to us, delivered by the Company.

         9. The form of certificate used to evidence the Shares complies in all material respects with the Maryland General Corporation Law and with any applicable requirements of the Charter and the Bylaws.

         10. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereby by the Company do not and will not violate any provision of the Charter or the Bylaws of the Company, or, so far as is known to us, any judgment, decree, order, statute, rule or regulation of any court or any public, government or regulatory agency or body of the State of Maryland having jurisdiction over the Company or any of its properties or assets.

         11. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body of the State of Maryland having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of the Underwriting Agreement or the consummation of the transactions contemplated thereby.

             The statements under the captions "Important Provisions of Maryland Law and of Our Charter and Bylaws," and "Description of Securities" in the Prospectus and in Item 15 of Part II of the Registration Statement, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate and fair in all material respects.

                                    ANNEX III

          Form of Lock-Up Agreement for Manager, FPIH, FPIH II and FIH

                                            May      , 2004

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

     Attention: Equity Capital Markets

                  Re: Proposed Public Offering by Newcastle Investment Corp.

Ladies and Gentlemen:

         We refer to the proposed Underwriting Agreement and related Terms Agreement (together, the "Underwriting Agreement") between Newcastle Investment Corp., a Maryland corporation (the "Company"), and you as the Underwriter (the "Underwriter") named therein, relating to the underwritten public offering (the "Offering") of common stock, $.01 par value per share (the "Common Stock"), of the Company.

         In order to induce you to enter into the Underwriting Agreement, the undersigned, the manager of the Company/an affiliate of the manager of the Company, hereby agrees that, during a period of 45 days from the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly,
(i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that the foregoing shall not prohibit any pledge or transfer of a Relevant Security beneficially owned by the undersigned in connection with any loan agreement entered into prior to the date hereof (an "Existing Pledge") between the undersigned and a financial institution or other lender for a loan that is recourse to the undersigned (a "Recourse Loan"), and provided further, that it is understood that under no circumstances shall this letter agreement limit or otherwise effect in any respect the rights of the lender or lenders (or any agent on their behalf) under any Recourse Loan to acquire, accept a pledge of, dispose of, or to take any other action with respect to, any Relevant Security under an Existing Pledge. As used herein "Relevant Security" means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security provided, however, that the foregoing shall not prohibit (i) the transfer or other distribution of a Relevant Security beneficially owned by the undersigned to its members so long as the transferee of such securities agrees to be bound by the provisions of this agreement and confirms that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound by this letter agreement from the original date of this letter agreement.

         The undersigned hereby further agrees that, during the Lock-up Period, the undersigned (x) will not participate as a selling security holder in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security owned by the undersigned and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

         The Company is not a party to or an intended beneficiary of this letter agreement and has no right or obligation to enforce any of its terms.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

                                            Very truly yours,

                                            [NAME OF ENTITY]

                                            By: ________________________________
                                                Name:
                                                Title:

                                    ANNEX IV

                          Form of Lock-Up Agreement for
                Executive Officers, Directors and Related Persons
                         of the Company and the Manager

                                        May , 2004

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

     Attention: Equity Capital Markets

                  Re: Proposed Public Offering by Newcastle Investment Corp.

Ladies and Gentlemen:

         We refer to the proposed Underwriting Agreement and related Terms Agreement (together, the "Underwriting Agreement") between Newcastle Investment Corp., a Maryland corporation (the "Company"), and you as the Underwriter (the "Underwriter") named therein, relating to the underwritten public offering (the "Offering") of common stock, $.01 par value per share (the "Common Stock"), of the Company.

         In order to induce you to enter into the Underwriting Agreement, the undersigned, an officer and/or director of the Company or its manager, Fortress Investment Group LLC, hereby agrees that, during a period of 45 days from the date of the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly, (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that the foregoing shall not prohibit (i) any pledge or transfer of a Relevant Security beneficially owned by the undersigned in connection with any loan agreement entered into prior to the date hereof (an "Existing Pledge") between the undersigned and a financial institution or other lender for a loan that is recourse to the undersigned (a "Recourse Loan") or (ii) any future pledge of any Relevant Securities currently subject to an Existing Pledge made in connection with a Recourse Loan [for Mr. Nygaard's letter include the following: "and, provided further, that it is understood that under no circumstances shall this letter agreement limit or otherwise effect in any respect, the rights of the lender or lenders under any Recourse Loan including the right to dispose of, or to take any other action with respect to, any

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Relevant Security pledged as collateral under an Existing Pledge."].
Notwithstanding the restrictions noted above, the undersigned may transfer any Relevant Security for no value or without consideration for charitable or estate planning purposes so long as the transferee of such securities agrees to be bound by the provisions of this agreement and confirms that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound by this letter agreement from the original date of this letter agreement. As used herein "Relevant Security" means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

         The undersigned hereby further agrees that, during the Lock-up Period, the undersigned (x) will not file or participate as a selling security holder in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

         The Company is not a party to or an intended beneficiary of this letter agreement and has no right or obligation to enforce any of its terms.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

                                            Very truly yours,

                                            ____________________________________

                                            Print Name: ________________________

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